
Omnicare

Fourth Quarter and Full-Year 2012 Financial Results

Supplemental Slides

Forward-Looking Statements

Certain of the statements made today and listed within the following presentation slides are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed in this presentation. Such forward-looking statements are based on management's current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. The most significant of these risks and uncertainties are described in the Company's Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially.

These forward-looking statements speak only as of the date this presentation was originally given. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today, to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

To facilitate comparisons and enhance understanding of core operating performance, certain financial measures have been adjusted from the comparable amount under Generally Accepted Accounting Principles (GAAP). A detailed reconciliation of adjusted numbers to the most comparable GAAP numbers is posted under "Supplemental Financial Data" in the Investors section of our website at http://ir.omnicare.com. Additionally, all amounts are presented on a continuing operations basis, unless otherwise stated.

Table of Contents

Omnicare

Fourth-Quarter 2012 Highlights

- Gross profit 4.7% higher than 4Q11 to $376.7M; 152 bps margin increase
- Adjusted Cash-Based EPS[1][2] of $0.86; 10.3% higher than 4Q11 of $0.78
- Cash flows from operations of $127.6M; 25.7% increase over last year
- $292.4 million returned to shareholders through share repurchases and dividends ($220M repurchase authorization remaining, $454M cash on balance sheet as of 12/31/12)
- Long-Term Care Group fourth-quarter performance:
  - Net sales 7.3% lower vs. 4Q11; generic dispensing rate increased 460 bps year-over year (50 bps sequentially) to 83.9% (lowering net sales but increasing gross profit) and lower utilization
  - Adjusted operating income [1][2] increased 5.9% year-over-year to $155.0M
- Specialty Care Group fourth-quarter performance:
  - Net sales increased 25.2% year-over-year to $345.7M
  - Adjusted operating income [1][2] of $36.3M was 33.0% higher than 4Q11

1. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is also available on our Web site under 'Supplemental Financial Data' from the 'Investors' page
2. From continuing operations

Omnicare

Operating Metrics
Script Data

(In thousands, except %s)	Sequential 4Q 2012	Sequential 3Q 2012	Increase / (Decrease)	Prior Year 4Q 2011	Increase / (Decrease)
Long-Term Care Group Scripts:					
Generic scripts dispensed	21,109	20,586	2.5%	20,049	5.3%
Branded scripts dispensed	4,049	4,083	(0.8%)	5,265	(23.1%)
Over-the-counter scripts dispensed	3,561	3,492	2.0%	3,616	(1.5%)
Total LTC Group scripts	28,719	28,162	2.0%	28,930	(0.7%)
Specialty Care Group Scripts	1,686	1,675	0.7%	1,707	(1.2%)
Total scripts dispensed	30,406	29,836	1.9%	30,637	(0.8%)
Generic dispensing rate (1)	83.9%	83.4%	50 bps	79.3%	460 bps



Generic Dispensing Rate (1)
85%
80%
75%
70%
83.9%
73.8%
4Q09
1Q10
2Q10
3Q10
4Q10
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12

- *LTC scripts were 2% higher sequentially, reflecting a moderate increase in facility census and full-quarter impact from the Five Star acquisition.*
- *SCG scripts increased 0.7% sequentially due to increase an script count in specialty pharmacy platform.*
- *Generic dispensing rate climbed 50 bps sequentially to 83.9% due to new generic drug launches and increased utilization of existing generics.*

1. Generic prescriptions dispensed as a percentage of Long-Term Care segment scripts excludes all over-the-counter (OTC) scripts, including generic OTC medications.

Omnicare

Operating Metrics

Long-Term Care Bed Data

(In thousands)	Sequential 4Q 2012	Sequential 3Q 2012	Increase / (Decrease)	Prior Year 4Q 2011	Increase / (Decrease)
Beds served:					
Beginning of period - LTC Beds	980	977	3	1,008	(28)
Net change in beds served	(10)	3	(13)	2	(12)
End of period - LTC Beds	970	980	(10)	1,010	(40)
Patient related beds [1]	919	928	(9)	942	(24)
Other beds [2]	51	52	(1)	67	(16)
End of period - LTC Beds	970	980	(10)	1,010	(40)

- *FY12 annualized retention rate for LTC Beds of 92.2%; consistent with prior year*
- *New sales were 16% lower than the prior year, reinforcing the importance of the Company's sales transformation strategy. However, 4Q11 included the addition of a large facility customer at the end of the period.*
- *Beds added by acquisition:*
  - *4Q12 – 0*
  - *3Q12 – 13,500*
  - *4Q11 – 0*

1. Includes skilled nursing facilities, assisted living facilities and development disabilities facilities
2. Includes other facilities such as correctional facilities, respiratory only beds and other beds

Omnicare

Gross Profit & Adjusted Operating Income (1)(3)

In millions, except per share data and %s	Sequential 4Q 2012	Sequential 3Q 2012	Increase / (Decrease)	Prior Year 4Q 2011	Increase / (Decrease)
Net sales	$ 1,529.9	$ 1,501.3	1.9%	$ 1,557.1	(1.7%)
Cost of sales	1,153.3	1,130.1	2.1%	1,197.4	(3.7%)
Gross profit	$ 376.7	$ 371.3	1.5%	$ 359.7	4.7%
Rate	24.62%	24.73%	-11 bps	23.10%	152 bps
SG&A expenses (2)	214.1	203.6	5.2%	199.9	7.1%
Provision for doubtful accounts	26.9	24.0	12.1%	25.4	5.9%
Adjusted operating income (3)	135.7	143.7	(5.6%)	134.4	1.0%
Rate	8.87%	9.57%	-70 bps	8.63%	24 bps

- *4Q12 gross profit increased 4.7% over 4Q11 on 152 bps improvement in gross margin*
  - *Due principally to increased availability and utilization of generic drugs, drug price inflation, operating efficiencies and growth in the Specialty Care Group*
- *SG&A expenses increased 7.1% due to higher employee benefit costs and expenses relating to Five Star pharmacy operations, both of which are expected to moderate in subsequent quarters*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Does not include cash-based EPS adjustment for amortization of intangibles
3. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Adjusted Net Income & Cash-based EPS[1][2]

In millions, except per share data and %s	Sequential 4Q 2012	Sequential 3Q 2012	Increase / (Decrease)	Prior Year 4Q 2011	Increase / (Decrease)
Adjusted operating income	$ 135.7	$ 143.7	(5.6%)	$ 134.4	1.0%
Adjusted interest expense, net of investment income	(23.7)	(24.9)	(4.8%)	(25.6)	(7.4%)
Adjusted income before income taxes	112.0	118.8	(5.7%)	108.8	2.9%
Income taxes	(40.9)	(46.5)	(12.0%)	(43.0)	(4.9%)
Adjusted net income from continuing operations	71.1	72.3	(1.7%)	65.8	8.1%
Intangible asset amortization - after tax	6.5	6.9	-5.8%	7.3	-11.0%
Goodwill amortization - tax deduction	11.3	10.9	3.7%	13.2	-14.4%
Contingent convertible debenture interest - tax deduction	5.9	5.7	3.5%	3.1	90.3%
Adjusted cash earnings from continuing operations	94.7	95.8	(1.1%)	89.4	5.9%
Weighted average diluted shares outstanding	110.1	112.0	(1.7%)	114.3	(3.7%)
Adjusted cash earnings per diluted share from continuing operations	$ 0.86	$ 0.86	0.0%	$ 0.78	10.3%
Adjusted operating income	$ 135.7	$ 143.7	(5.6%)	$ 134.4	1.0%
Adjusted depreciation and amortization	28.4	28.5	(0.4%)	28.5	(0.4%)
Adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations	164.1	172.2	(4.7%)	162.9	0.7%

- *Adjusted interest expense, net of investment income, decreased approximately 7.4% year-over-year due to continued debt repayment and capital restructuring initiatives*
- *Adjusted cash earnings per diluted share from continuing operations increased 10.3% over 4Q11 due primarily to strong growth from the Specialty Care Group and a 3.7% decrease in the diluted share count*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Each adjusted item excludes special items. A reconciliation of non-GAAP information to the comparable GAAP measures has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Adjusted Operating Income by Segment (1)

	Sequential		Increase /	Prior Year	Increase /
	4Q 2012	3Q 2012	(Decrease)	4Q 2011	(Decrease)
In millions, except %s					
Long-Term Care Group					
Net sales	$ 1,183.6	$ 1,165.7	1.5%	$ 1,277.4	(7.3%)
Adjusted operating income from continuing operations(2)	155.0	154.4	0.4%	146.3	5.9%
Rate	13.10%	13.24%	-14 bps	11.45%	165 bps
In whole numbers					
Per script data:					
Net sales / script (3)	$ 41.2	$ 41.4	(0.5%)	$ 44.2	(6.8%)
Adjusted operating income / script (2)(3)	5.4	5.5	(1.8%)	5.1	5.9%
In millions, except %s					
Specialty Care Group					
Net sales	$ 345.7	$ 332.6	3.9%	$ 276.2	25.2%
Adjusted operating income from continuing operations(2)	36.3	33.2	9.3%	27.3	33.0%
Rate	10.50%	9.97%	53 bps	9.90%	60 bps

- *Long-Term Care Group 4Q12 adjusted operating income benefited from improved efficiencies and the benefit from new low-cost generics*
- *Specialty Care Group 4Q12 adjusted operating income driven primarily by specialty pharmacy, manufacturer services businesses*
- *Adjusted operating loss for Corporate/Other segment in 4Q12 was $55.6M*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Excludes special items. A reconciliation of non-GAAP information to the most comparable GAAP measure has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com

Omnicare

Cash Flows[1]

In millions, except %s	Sequential 4Q 2012	Sequential 3Q 2012	Increase / (Decrease)	Prior Year 4Q 2011	Increase / (Decrease)
Net income	$ 59.0	$ 61.4	(3.9%)	$ 31.2	89.1%
Loss from discontinued operations	-	-	-	7.1	(100.0%)
Adjustments to reconcile net income to net cash flows from operating activities:					
Depreciation expense	13.7	13.8	(0.7%)	11.5	19.1%
Amortization expense	20.6	20.6	0.0%	24.3	(15.2%)
Debt redemption costs, net	-	-	-	(2.6)	(100.0%)
Other operating activities	-	8.3	(100.0%)	-	-
Changes in certain assets and liabilities, net of effects from acquisition and divestiture of businesses	34.3	92.3	(62.8%)	30.0	14.3%
Net cash flows from operating activities of continuing operations	127.6	196.3	(35.0%)	101.5	25.7%
Net cash flows from operating activities of discontinued operations	-	-	0.0%	(0.2)	(100.0%)
Net cash flows from operating activities	$ 127.6	$ 196.3	(35.0%)	$ 101.3	26.0%
Capital expenditures	28.5	25.0	14.0%	23.7	20.3%
Dividends paid	14.4	15.2	(5.3%)	4.5	220.0%
Free cash flow from continuing operations [2]	$ 84.7	$ 156.1	(45.7%)	$ 73.3	15.6%

- *Fourth quarter operating cash flows of $128M bring year-to-date cash flows to $544M, including $50M DEA settlement payment in 2Q12*
- *Working capital benefits to cash flows in 4Q12 moderated sequentially, as expected*
- *Capital expenditures continued at elevated levels due to investments in the development of a new Oracle-based ERP platform and other technology and automation initiatives.*

1. Each amount is reported independently. The sum of the individual amounts may not equal the separately presented amounts due to rounding
2. Free cash flow from continuing operations does not fully reflect the ability to freely deploy cash as it does not reflect required payments on indebtedness and other obligations

Omnicare

Cash Deployment

In millions, except %s	4Q 2012	3Q 2012	Increase / (Decrease)	4Q 2011	Increase / (Decrease)
Net cash flows from operating activities of continuing operations (reported)	$ 127.6	$ 196.3	(35.0%)	$ 101.5	25.7%
Capital expenditures	28.5	25.0	14.0%	23.7	20.3%
Acquisitions	0.5	33.8	(98.5%)	0.1	400.0%
Net debt and long term borrowings repayment [(1)]	6.6	9.4	(29.8%)	156.3	(95.8%)
Capital returned:					
Dividends paid	$ 14.4	$ 15.2	(5.3%)	$ 4.5	220.0%
Share repurchases	278.0	30.6	808.5%	20.0	1290.0%
Total capital returned	292.4	45.8	538.4%	24.5	1093.5%
% of net cash flows from operating activities of continuing operations	*229.2%*	*23.3%*	*20,582 bps*	*24.1%*	*20,502 bps*



Capital Returned to Shareholders (2)
(In millions, except %s)
$500
$400
$300
$200
$100
$-
15.0%
12.0%
9.0%
6.0%
3.0%
0.0%
FY 2011
FY 2012
Dividends Paid
Share Repurchases
% Returned

- *Repurchased an additional 6.6 million shares for $228 million during 4Q12 (10.0M shares repurchased in FY2012).*
- *Additional $50 million was paid upfront for the ASR; remaining shares to be delivered in 1H13.*
- *230% of cash flow from operations returned to shareholders in 4Q12 (79.8% for FY2012).*
- *$220.0 million of share repurchase authorization remaining as of December 31, 2012.*

1. In 4Q11, Omnicare repurchased $50M in 6.125% Sr. Sub. Notes due 2013 and $100M in 6.875% Sr. Sub. Notes due 2015. In 3Q12, Omnicare amended and extended its existing senior unsecured credit agreement including the issuance of a five-year $425M term loan due 2017, replacing its previous $450M term loan due 2016. Q412 included required quarterly repayment of the term loan.
2. Cumulative % Returned = (Dividends Paid + Share Repurchases) / 2012 Average Market Capitalization of $3,790.7 million. Average Market Capitalization = Avg. Share Price * 2012 Diluted Average Shares Outstanding.

Full-Year 2013 Guidance

	2012 Results	FY2013 Guidance [1]	% Change
• Revenue	$6.2B	$6.1B to $6.2B	-1.6% to 0.0%
• Adjusted cash earnings per diluted share[2]	$3.36	$3.47 to $3.57	3.3% to 6.3%
• Cash flow from operations[3]	$544M	$450M to $500M	-17.3% to -8.1%

Midpoint of 2013 guidance reflects a 10.2% two-year CAGR for cash earnings per diluted share

1. Guidance provided on February 19, 2013
2. Excludes special items. A description of special items has been attached to our press release and is available on our website under 'Supplemental Financial Information' at http://ir.omnicare.com
3. Excludes settlement payments

Omnicare

Appendix

Capital Structure


Major Debt Maturity Schedule(1)
(in $ millions)
$1,800
$1,500
$1,200
$900
$600
$300
$0
2010
2015
2020
2025
2030
2035
2040
As of 9/30/10
As of 12/31/12

Effectively spread out maturities while lowering effective interest rates and limiting refinancing risk

1. Assumes convertible debentures due 2035 are put to the Company in 2015 with related tax recapture included. Debt amounts shown are exclusive of unamortized debt discount.

Omnicare

Working Capital Management
Five Quarter Trend[1]


40
30
20
10
0
70
65
60
55
50
32.2
26.3
27.3
27.7
30.8
55.0
56.7
55.2
55.3
51.5
4Q11
1Q12
2Q12
3Q12
4Q12
Days of Inventory On Hand (DOH)
Days Sales Outstanding (DSO)

1. DOH = Ending Inventory / (Quarterly Cost of Sales / Days in Quarter)
DSO = Ending Account Receivable / (Quarterly Sales / Days in Quarter)

Omnicare

Selected Branded Drug Patent Expirations[(1),(2)]

4Q 2012	FY 2013	FY 2014
Atacand HCT	Aciphex	Actonel
Comtan	Asacol	Avelox
Dilantin Infatabs	Atacand IR	Celebrex
Diovan HCTZ	Cymbalta	Evista
Gabitril	Diovan IR	Hectoral
Maxalt	Lidoderm	Invega
Revatio	Lunesta	Lumigan
Sanctura XR	Mucinex (re-launch)	Nasonex
Tricor	Niaspan	Nexium
	Oxycontin	Renagel
	Prevacid Soltab (re-launch)	Restasis
		Travatan
		Zemplar

1. All generic launches are subject to change due to litigation or pediatric exclusivity
2. Drugs already launched shown in gray and italics

Omnicare


Omnicare

Fourth Quarter and Full-Year 2012 Financial Results

Supplemental Slides